Infinity Property and Casualty Corporation Reports Results for the Second Quarter of 2016

Birmingham, Alabama – August 4, 2016 – Infinity Property and Casualty Corporation (NASDAQ: IPCC) today reported results for the three and six months ended June 30, 2016:

	Three months ended June 30,				Six months ended June 30,
(in millions, except per share amounts and ratios)	2016	2015	Change		2016	2015	Change

Gross written premium (1)	$337.0	$352.5	(4.4%)		$712.9	$743.1	(4.1%)
Revenues	$375.1	$374.8	0.1%		$745.2	$741.7	0.5%

Net earnings	$11.0	$13.5	(18.4%)		$18.7	$24.6	(24.0%)
Net earnings per diluted share	$0.99	$1.18	(16.1%)		$1.68	$2.14	(21.5%)

Operating earnings (1)	$11.1	$13.4	(16.7%)		$18.7	$23.7	(21.1%)
Operating earnings per diluted share (1)	$1.00	$1.16	(13.8%)		$1.69	$2.06	(18.0%)

Underwriting income (1)	$13.4	$16.0	(16.1%)		$21.2	$28.2	(24.7%)
Combined ratio	96.1%	95.3%	0.8	pt	96.9%	95.8%	1.1	pts

Return on equity (2)	6.3%	7.7%	(1.4	) pts	5.4%	7.0%	(1.6	) pts
Operating earnings return on equity (1) (2)	6.4%	7.6%	(1.2	) pts	5.4%	6.8%	(1.4	) pts

Book value per share					$63.54	$61.49	3.3%
Debt to total capital					28.1%	28.1%	—
Debt to tangible capital (1)					30.5%	30.5%	—

Notes:
(1)	Measures used in this release that are not based on generally accepted accounting principles (“non-GAAP”) are defined at the end of this release and reconciled to the most comparable GAAP measure.
(2)	Annualized

Columns throughout may not foot due to rounding.

Net earnings per diluted share decreased 16.1% and 21.5% during the second quarter and first six months of 2016, respectively, compared with the same periods of 2015 primarily due to an increase in the accident year combined ratio from 97.7% at June 30, 2015, to 99.5% at June 30, 2016, partially offset by an increase in favorable development on prior accident year loss and LAE reserves.
Gross written premiums were down 4.4% during the second quarter of 2016 compared with the same period of 2015. Premium growth of 35.6% in Texas personal auto and 16.1% in countrywide Commercial Vehicle was more than offset by declines in our other states.
James Gober, CEO and Chairman of Infinity, commented, “On a year-over-year basis, we continue to see claim trends rise as higher gas consumption and miles driven have persisted. We are determined to get ahead of the adverse trends and continue to pursue rate, agency and underwriting actions."

2016 Guidance
The Company is revising its guidance and expects gross written premium to decline between 1.0% and 3.0% for the year, as compared with 2015, along with an accident year combined ratio, excluding development on prior accident year loss and loss adjustment expense reserves, between 98.5% and 99.5%. The Company's previous guidance assumed premium growth between (2.0%) and 2.0% and an accident year combined ratio between 95.5% and 97.5%.
Share and Debt Repurchase Program
During the second quarter of 2016, Infinity repurchased 2,800 shares at an average price, excluding commissions, of $78.32 per share. Infinity has $36.7 million of capacity left under its share and debt repurchase program, which expires December 31, 2016.
Forward-Looking Statements
This press release contains certain “forward-looking statements” which anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this report not dealing with historical results or current facts are forward-looking and are based on estimates, assumptions and projections. Statements which include the words “assumes,” “believes,” “seeks,” “expects,” “may,” “should,” “intends,” “likely,” “targets,” “plans,” “anticipates,” “estimates” or the negative version of those words and similar statements of a future or forward-looking nature identify forward-looking statements.
The primary events or circumstances that could cause actual results to differ materially from what we expect include determinations with respect to reserve adequacy, realized gains or losses on the investment portfolio (including other-than-temporary impairments for credit losses), loss cost trends and competitive conditions in our key Focus States. Infinity undertakes no obligation to publicly update or revise any of the forward-looking statements. For a more detailed discussion of some of the foregoing risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Infinity’s filings with the Securities and Exchange Commission.
Conference Call
Infinity will conduct a conference call and webcast to discuss second quarter 2016 results at 11:00 a.m. (ET) today, August 4, 2016. The webcast can be accessed on the Company's Investor Relations website at http://ir.infinityauto.com. The conference call will be available by dialing 1-877-508-9611. For those unable to attend the live event, a replay of the webcast will be posted on the website shortly after the event ends.

Infinity Property and Casualty Corporation
Statements of Earnings
(in millions, except EPS and dividends)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Revenues:
Earned premium	$340.7	$340.5	$676.9	$672.6
Installment and other fee income	25.4	24.6	50.9	49.1
Net investment income	8.9	9.2	17.0	17.9
Net realized (losses) gains on investments (1)	(0.2)	0.2	(0.0)	1.4
Other income	0.2	0.3	0.5	0.7
Total revenues	375.1	374.8	745.2	741.7

Costs and Expenses:
Losses and loss adjustment expenses (2)	263.5	262.8	528.8	518.4
Commissions and other underwriting expenses	89.2	86.3	177.8	175.1
Interest expense	3.5	3.5	7.0	7.0
Corporate general and administrative expenses	2.1	2.1	3.8	3.9
Other expenses	0.8	0.5	1.1	1.4
Total costs and expenses	359.0	355.1	718.4	705.8

Earnings before income taxes	16.0	19.7	26.8	35.9
Provision for income taxes	5.0	6.2	8.1	11.3
Net Earnings	$11.0	$13.5	$18.7	$24.6

Net Earnings per Common Share:
Basic	$1.00	$1.18	$1.70	$2.16
Diluted	$0.99	$1.18	$1.68	$2.14

Average Number of Common Shares:
Basic	11.0	11.4	11.0	11.4
Diluted	11.1	11.5	11.1	11.5

Cash Dividends per Common Share	$0.52	$0.43	$1.04	$0.86

Notes:
(1)	Net realized gains on sales	$0.0	$0.4	$0.3	$2.0
	Total other-than-temporary impairment (OTTI) losses	(0.2)	(0.2)	(0.3)	(0.6)
	Total net realized (losses) gains on investments	($0.2)	$0.2	($0.0)	$1.4

(2)
Losses and loss adjustment expenses for the three and six months ended June 30, 2016, include $12.2 million and $18.1 million of favorable development on prior accident year loss and loss adjustment expense reserves, respectively, compared with $10.5 million and $12.6 million of favorable development for the three and six months ended June 30, 2015, respectively.

Infinity Property and Casualty Corporation
Balance Sheets
(in millions, except book value per share)

	June 30, 2016	March 31, 2016	December 31, 2015
	(unaudited)	(unaudited)	(audited)
Assets
Investments:
Fixed maturities, at fair value	$1,383.8	$1,407.4	$1,381.5
Equity securities, at fair value	90.7	90.1	89.9
Short-term investments, at fair value	4.1	—	4.7
Total investments	1,478.6	1,497.5	1,476.1
Cash and cash equivalents	76.0	43.6	62.5
Accrued investment income	11.7	11.4	12.2
Agents’ balances and premium receivable	536.6	542.6	511.5
Property and equipment (net of depreciation)	98.2	91.6	89.7
Prepaid reinsurance premium	3.8	5.7	5.4
Recoverable from reinsurers	18.7	18.5	15.1
Deferred policy acquisition costs	95.8	97.2	93.2
Current and deferred income taxes	20.3	25.5	33.9
Receivable for securities sold	—	2.1	—
Other assets	11.4	16.5	10.3
Goodwill	75.3	75.3	75.3
Total assets	$2,426.4	$2,427.5	$2,385.1

Liabilities and Shareholders’ Equity
Liabilities:
Unpaid losses and loss adjustment expenses	$666.2	$673.5	$670.0
Unearned premium	645.4	652.5	616.6
Long-term debt	273.5	273.4	273.4
Commissions payable	15.2	15.5	17.4
Payable for securities purchased	11.9	10.5	7.3
Other liabilities	111.2	110.6	112.9
Total liabilities	1,723.4	1,736.0	1,697.5

Shareholders’ Equity:
Common stock	21.8	21.8	21.8
Additional paid-in capital	376.7	376.4	376.0
Retained earnings (1)	764.8	759.6	757.6
Accumulated other comprehensive income, net of tax	24.9	17.8	7.8
Treasury stock, at cost (2)	(485.1)	(484.0)	(475.6)
Total shareholders’ equity	703.1	691.5	687.6
Total liabilities and shareholders’ equity	$2,426.4	$2,427.5	$2,385.1

Shares outstanding	11.1	11.0	11.2
Book value per share	$63.54	$62.60	$61.66

Notes:
(1)
The change in retained earnings from March 31, 2016, is primarily a result of net income of $11.0 million less shareholder dividends of $5.8 million. The change in retained earnings from December 31, 2015, is primarily a result of net income of $18.7 million less shareholder dividends of $11.5 million.

(2)
Infinity repurchased 2,800 common shares during the second quarter of 2016 at an average per share price, excluding commissions, of $78.32. Infinity repurchased 109,566 common shares during the first six months of 2016 at an average price, excluding commissions, of $78.58.

Infinity Property and Casualty Corporation
Statements of Cash Flows
(in millions)

	Three months ended June 30,
	2016	2015
	(unaudited)	(unaudited)
Operating Activities:
Net earnings	$11.0	$13.5
Adjustments:
Depreciation	3.4	2.9
Amortization	5.0	5.3
Net realized losses (gains) on investments	0.2	(0.2)
Loss on disposal of property and equipment	0.4	0.1
Share-based compensation expense	0.0	1.1
Excess tax benefits from share-based payment arrangements	(0.2)	(0.3)
Activity related to rabbi trust	0.0	(0.0)
Change in accrued investment income	(0.3)	(1.5)
Change in agents’ balances and premium receivable	6.0	(11.6)
Change in reinsurance receivables	1.7	(0.8)
Change in deferred policy acquisition costs	1.4	(1.2)
Change in other assets	6.6	(5.1)
Change in unpaid losses and loss adjustment expenses	(7.3)	5.3
Change in unearned premium	(7.1)	8.5
Change in other liabilities	0.3	7.9
Net cash provided by operating activities	21.3	23.9
Investing Activities:
Purchases of fixed maturities	(103.6)	(137.5)
Purchases of short-term investments	(5.1)	(2.6)
Purchases of property and equipment	(10.4)	(26.1)
Maturities and redemptions of fixed maturities	36.8	59.8
Maturities and redemptions of short-term investments	—	0.3
Proceeds from sale of fixed maturities	99.2	56.7
Proceeds from sale of short-term investments	1.1	—
Proceeds from sale of property and equipment	0.0	—
Net cash provided by (used in) investing activities	17.9	(49.4)
Financing Activities:
Proceeds from stock options exercised and employee stock purchases	0.1	0.1
Excess tax benefits from share-based payment arrangements	0.2	0.3
Principal payments under capital lease obligations	(0.1)	(0.1)
Acquisition of treasury stock	(1.1)	(5.7)
Dividends paid to shareholders	(5.8)	(4.9)
Net cash used in financing activities	(6.8)	(10.4)
Net increase (decrease) in cash and cash equivalents	32.4	(36.0)
Cash and cash equivalents at beginning of period	43.6	96.4
Cash and cash equivalents at end of period	$76.0	$60.5

	Six months ended June 30,
	2016	2015
	(unaudited)	(unaudited)
Operating Activities:
Net earnings	$18.7	$24.6
Adjustments:
Depreciation	6.5	5.9
Amortization	10.8	11.2
Net realized losses (gains) on investments	0.0	(1.4)
Loss on disposal of property and equipment	0.4	0.2
Share-based compensation expense	0.4	1.7
Excess tax benefits from share-based payment arrangements	(0.2)	(0.3)
Activity related to rabbi trust	0.1	0.0
Change in accrued investment income	0.5	(0.5)
Change in agents’ balances and premium receivable	(25.0)	(57.9)
Change in reinsurance receivables	(2.1)	(1.5)
Change in deferred policy acquisition costs	(2.7)	(8.9)
Change in other assets	3.5	(3.4)
Change in unpaid losses and loss adjustment expenses	(3.8)	12.9
Change in unearned premium	28.7	63.7
Change in other liabilities	(3.7)	5.1
Net cash provided by operating activities	32.2	51.4
Investing Activities:
Purchases of fixed maturities	(261.5)	(287.7)
Purchases of equity securities	—	(2.0)
Purchases of short-term investments	(5.1)	(3.7)
Purchases of property and equipment	(15.4)	(28.2)
Maturities and redemptions of fixed maturities	76.1	106.5
Maturities and redemptions of short-term investments	—	0.3
Proceeds from sale of fixed maturities	203.1	152.1
Proceeds from sale of equity securities	—	4.5
Proceeds from sale of short-term investments	5.7	—
Proceeds from sale of property and equipment	0.0	—
Net cash provided by (used in) investing activities	2.9	(58.1)
Financing Activities:
Proceeds from stock options exercised and employee stock purchases	0.1	0.1
Excess tax benefits from share-based payment arrangements	0.2	0.3
Principal payments under capital lease obligations	(0.2)	(0.2)
Acquisition of treasury stock	(10.1)	(7.6)
Dividends paid to shareholders	(11.5)	(9.9)
Net cash used in financing activities	(21.6)	(17.3)
Net increase (decrease) in cash and cash equivalents	13.5	(24.1)
Cash and cash equivalents at beginning of period	62.5	84.5
Cash and cash equivalents at end of period	$76.0	$60.5

Definitions of Non-GAAP Financial and Operating Measures
Operating earnings are defined as net earnings, before realized gains and losses on investments and the cumulative effect of a change in accounting principle, after tax. Infinity reports this non-GAAP measure because realized gains and losses on investments can be volatile and because it is a measure used often by investors in evaluating insurance companies. Net earnings are the most comparable GAAP measure.
Underwriting income measures the insurer’s profit on insurance sales after all losses and expenses have been paid. It is calculated by deducting losses and loss adjustment expenses and underwriting expenses from premiums earned. Infinity reports this non-GAAP measure to show profitability before inclusion of net investment income, other income, interest expense, corporate general and administrative expenses, other expenses and taxes and because it is a measure used often by investors in evaluating insurance companies. Net earnings are the most comparable GAAP measure.
Below is a schedule that reconciles operating earnings and underwriting income to net earnings:

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
(in millions, except EPS)

Earned premium	$340.7	$340.5	$676.9	$672.6
Losses and loss adjustment expenses	(263.5)	(262.8)	(528.8)	(518.4)
Commissions and other underwriting expenses	(89.2)	(86.3)	(177.8)	(175.1)
Installment and other fee income	25.4	24.6	50.9	49.1
Underwriting income	13.4	16.0	21.2	28.2

Net investment income	8.9	9.2	17.0	17.9
Other income	0.2	0.3	0.5	0.7
Interest expense	(3.5)	(3.5)	(7.0)	(7.0)
Corporate general and administrative expenses	(2.1)	(2.1)	(3.8)	(3.9)
Other expenses	(0.8)	(0.5)	(1.1)	(1.4)

Pre-tax operating earnings	16.2	19.5	26.8	34.5

Provision for income taxes	(5.1)	(6.1)	(8.1)	(10.8)

Operating earnings, after-tax	11.1	13.4	18.7	23.7

Realized (losses) gains on investments, pre-tax	(0.2)	0.2	(0.0)	1.4
Provision for income taxes on capital gains	0.1	(0.1)	0.0	(0.5)
Realized (losses) gains on investments, net of tax	(0.1)	0.1	(0.0)	0.9

Net earnings	$11.0	$13.5	$18.7	$24.6

Operating earnings per diluted share	$1.00	$1.16	$1.69	$2.06
Realized (losses) gains on investments, net of tax	(0.01)	0.02	(0.01)	0.08
Net earnings per diluted share	$0.99	$1.18	$1.68	$2.14

Gross written premium is the amount of premium charged for policies issued during a fiscal period. Earned premium is a GAAP measure and represents the portion of gross written premium (after cessions to reinsurers) that has been recognized in income in the financial statements for the periods presented as earned on a pro-rata basis over the term of the policies.
Below is a schedule that reconciles gross written premium to earned premium:

	Three months ended June 30,		Six months ended June 30,
(in millions)	2016	2015	2016	2015

Gross written premium	$337.0	$352.5	$712.9	$743.1
Ceded reinsurance	0.1	(3.9)	(4.2)	(7.5)
Net written premium	337.0	348.6	708.7	735.7
Change in unearned premium	3.7	(8.1)	(31.8)	(63.1)
Earned premium	$340.7	$340.5	$676.9	$672.6
Tangible capital is defined as total capital (long-term debt plus total shareholders’ equity) less intangible assets. Infinity reports this non-GAAP measure because it is a measure often used by debt-holders and rating agencies when evaluating financial leverage. Total capital is the most comparable GAAP measure.
Below is a schedule that reconciles tangible capital to total capital:

(in millions)	June 30, 2016	June 30, 2015

Tangible capital	$902.8	$902.3
Goodwill	75.3	$75.3
Total capital	$978.1	$977.6

Infinity also makes available an investor supplement on its website. To access the supplemental financial information, go to http://ir.infinityauto.com and click on “Annual & Quarterly Reports.”
About Infinity
Infinity Property and Casualty Corporation (NASDAQ: IPCC) is a national provider of personal automobile insurance with a concentration on nonstandard auto insurance. Its products are offered through a network of approximately 11,200 independent agencies and brokers. For more information about Infinity, please visit http://www.infinityauto.com.
Source:     Infinity Property and Casualty Corporation
2201 4th Avenue North
Birmingham, AL 35203
Contact:    Kelly Langele
Investor Relations Analyst
(205) 803-8219
kelly.langele@ipacc.com